CONSENT OF SHEARMAN & STERLING

         We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund II, Inc. filed as part of Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-82336) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-82336).



                                                  /s/ Shearman & Sterling
                                              ----------------------------------
                                              Shearman & Sterling


New York, New York
January 31, 2003